Exhibit 99.3

Fairfield County Bank Corp.
Subscription & Community Offering Stock Order Form

Fairfield County Bank	**Expiration Date**
Stock information Center 150 Danbury Road, Ridgefield, Connecticut 06877 (877) 406-9322	for Stock Order Forms: XXXday June XX, 2010 5:00 p.m., Eastern time (received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares	Subscription Price	(2) Total Payment Due
	X 10.00 =	$

Minimum number of shares: 25 shares ($250)
Maximum number of shares: 100,000 shares ($1,000,000), subject to adjustment
Maximum number of shares for associates or group: 100,000 shares ($1,000,000)
See Instructions.

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of Fairfield County Bank or a member of such person's immediate family living in the same household.

(4) Method of Payment by Check
Enclosed is a check, bank draft or money order payable to Fairfield County Bank Corp. in the amount indicated in this box.

Total Check Amount $.

(5) Method of Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Fairfield County Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Fairfield County Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
		$.
		$.

(6) Purchaser Information

Subscription Offering:

☐ a. Check here if you are an Eligible Account Holder with a deposit account(s) totaling $50.00 or more on December 31, 2008.

☐ b. Check here if you are a Supplemental Eligible Account Holder with a deposit account(s) totaling $50.00 or more on March 31, 2010, but are not an Eligible Account Holder.

☐ c. Check here if you are an Other Depositor with a deposit account(s) on ______ __, 2010 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering

☐ d. Check here if you are a community member (Indicate county of residence in #9 below).

Account Information

List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. **Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.** Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership & SS# or Tax ID#:

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Fiduciary (i.e., trust, estate)

☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only) ☐ Company/Corporation/ Partnership ☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# ➡

SS#/Tax ID# ➡

(8) Stock Registration & Address: Name and address to appear on stock certificate.
Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Name:					
Name Continued:					
Mail to- Street:					
City:		State:		Zip Code:	

(9) Telephone Daytime/Evening ( ) -- ( ) -- County of Residence

(10) Associates/Acting in Concert

☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares.

(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Fairfield County Bank Corp. no later than 5:00 p.m., Eastern time, on ___day, ___, __, 2010, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Fairfield County Bank Corp., this stock order form may not be modified, withdrawn or canceled without Fairfield County Bank Corp.'s consent and if authorization to withdraw from deposit accounts at Fairfield County Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up tax withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion of Fairfield County Bank described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Fairfield County Bank and Fairfield County Bank Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Bank Use

Signature	Date	Signature	Date
➡		➡

Item (6) Purchaser Account Information continued:

Bank Use Account Number(s) Account Title (Name(s) on Account)

Item (10) Associates/Acting In Concert continued:

If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms Number of shares ordered

Associate - The term “associate” of a particular person means:

1) a corporation or organization other than Fairfield County Bank, MHC, Fairfield County Bank Corp. or Fairfield County Bank or a majority-owned subsidiary of Fairfield County Bank, MHC, Fairfield

County Bank Corp. or Fairfield County Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary;

3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Fairfield County Bank, MHC, Fairfield County

Bank Corp. or Fairfield County Bank or any of their subsidiaries; and

4) any person “acting in concert” with the persons or entities specified above

Acting in concert – The term “acting in concert” means:

1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

2) persons seeking to combine or pool their voting or other interests (such as subscription rights) in the securities of an issuer for a common purpose, pursuant to any contract, understanding,

relationship, agreement or other arrangement, whether written or otherwise.

3) a person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any of our tax-qualified employee plans will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships and the fact that persons may have filed joint Schedules

13D or 13G with the Securities and Exchange Commission with respect to other companies.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE

DEPOSITORS INSURANCE FUND AND IS NOT GUARANTEED BY FAIRFIELD COUNTY BANK, FAIRFIELD COUNTY BANK CORP., OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock of Fairfield County Bank Corp., I received a copy of the prospectus dated             , 2010, which contains disclosure concerning the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading “Risk Factors” beginning on page      of the Prospectus:

Risks Related to Our Business

Risks Related to This Offering

(By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Top of Stock Order Form

STOCK ORDER FORM DEADLINE

5:00 p.m., Eastern time,      day, June     , 2010

Your stock order form must be physically received (not postmarked) by Fairfield County Bank Corp. by the above deadline.

Please read the prospectus carefully before making an investment decision.

Delivery Instructions

By Mail: Enclosed Postage-Paid Stock Order Return Envelope	By Overnight Courier: Fairfield County Bank Stock Information Center 150 Danbury Rd Fairfield, CT 06877	By Hand: Any Fairfield County Bank Full Service Branch

DETACH HERE

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Fairfield County Bank Corp. [LOGO]

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Connecticut Uniform Transfers to Minors Act will be abbreviated John Doe, CUST

Susan Doe UTMA CT (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10 per share.

The minimum purchase in the subscription offering is $250 (25 shares) of common stock. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in any category of the subscription offering is $1,000,000 (100,000 shares) of common stock, and the maximum purchase in the community offering (if held) by any person, is $1,000,000 (100,000 shares) of common stock. However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $1,000,000 (100,000 shares) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer or director of Fairfield County Bank Corp. or Fairfield County Bank or a member of such person’s immediate family living in the same household.

Item 4 - Method of Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Fairfield

County Bank Corp. Cash must be converted to a bank check or money order. Your funds will earn interest at Fairfield County Bank’s passbook savings rate of interest until the stock offering is completed.

Item 5 - Method of Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Fairfield County Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from Fairfield County Bank certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account.

Item 6 – Purchaser Information

Subscription Offering

a. Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business December 31, 2008 (“Eligible Account Holder”).

b. Check this box if you had a deposit account(s) totaling $50.00 or more on the close of business March 31, 2010, but you are not an Eligible Account Holder (“Supplemental Eligible Account Holder”).

c. Check this box if you are an Other Depositor with a deposit account(s) on                  , 2010 but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

Note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.

Community Offering

d. Check this box if you are a community member (Indicate county of residence in item 9).

Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock certificate registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.”

Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Item 9 – Telephone Number(s) and County

Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

Item 10 – Associates/Acting in Concert

Check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

Item 11 – Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Fairfield County

Bank Corp. no later than 5:00 p.m., Eastern time, on              day,             , 2010 or it will become void.

Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, by hand delivery to any full service branch, or by overnight courier to the

Stock Information Center address indicated on the front of the stock order form.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our Stock Information Center at (877) 406-9322,

Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern, time. Please note that the Stock Information Center will be closed from 12:00 noon Friday, May 28 through

12:00 noon Tuesday, June 1, in observance of the Memorial Day Holiday.

Fairfield County Bank Corp. Stock Information Center, 150 Danbury Road Ridgefield, CT 06877

Read This First

Office of Thrift Supervision Guidance for Accountholders

Your financial institution is in the process of selling stock to the public, in either a mutual-to-stock conversion or a stock issuance by a subsidiary of a mutual holding company. As an accountholder at this institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of Thrift Supervision (OTS) Consumer Response Center at (800) 842-6929. The OTS is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

Below is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@ots.treas.gov.

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering, or a stock offering by a subsidiary of a mutual holding company, include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask the savings bank or savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources on the institution’s website or by visiting a branch office.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.